Exhibit 99.1

ADVISOR AGREEMENT

This agreement terminates and replaces the Advisor Agreement dated April 12, 2022

Effective February 1, 2023 (the “Effective Date”), Greg Shockey (“Advisor”) and

Electronic Servitor Publication Network Inc., a Delaware corporation (“Company”), each referred to herein individually as a “Party” and collectively as the “Parties”, agree as follows:

1.           Services and Consideration. Advisor will provide the consulting and advisory services set forth on Exhibit A (the “Services”). While this Agreement is in effect Advisor may provide services for other persons who are not competitors of Company, provided that such services do not represent a conflict of interest or a breach of Advisor’s obligations under this Agreement. As the only consideration due Advisor for the Services, Company will compensate Advisor as (and only as) expressly stated in Exhibit A.

2.          Ownership. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Advisor that arise out of or in connection with the Services or any Proprietary Information (as defined below) (collectively, “Inventions”) since Advisor began providing advisory services to Company. Advisor will promptly disclose and provide all Inventions to Company. Advisor agrees to make and hereby makes all assignments necessary to accomplish the foregoing. Advisor shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned.

3.	Covenants of the Advisor.

(a)          Confidentiality. During the Term, the Company has and will continue to provide Advisor with access to, and may confide in him, information, business methods and systems, techniques and methods of operation developed at great expense by the Company and which are assets of the Company. Advisor recognizes and acknowledges that: (i) all Confidential Information (defined below) is the property of the Company and is unique, extremely valuable and developed and acquired by great expenditures of time, effort and cost; (ii) the misuse, misappropriation or unauthorized disclosure by Advisor of the Confidential Information would constitute a breach of trust and would cause serious irreparable injury to the Company; and (iii) it is essential to the protection of the Company’s goodwill and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret and that Advisor not disclose the Confidential Information to others or use same to his own advantage or to the advantage of others. Accordingly, Advisor shall not, during the Term or thereafter, directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity, or use on his own behalf, any confidential and proprietary information of the Company, including, but not limited to, information relating to strategic plans, sales, costs, client lists, client preferences, client identities, investment strategies, computer programs, profits or the business affairs and financial condition of the Company, or any of its clients, or any of the Company’s business methods, systems, marketing materials, clients or techniques (collectively “Confidential Information”), except for (A) such disclosures where required by law, but only after written notice to the Company detailing the circumstances and legal requirement for the disclosure; or (B) as authorized during the performance of Advisor’s duties for such use or purpose as are reasonably believed by Advisor to be in the best interests of the Company. At any time, upon request, Advisor shall deliver to the Company all of its property including, but not limited to, its Confidential Information (whether electronically stored or otherwise) which are in his possession or under his control. Property to be returned includes, but is not limited to, notebook pages, documents, records, prototypes, client files, drawings, electronically stored data, computer media or any other materials or property in Advisor’s possession. Notwithstanding any of the foregoing, subject to applicable securities laws, nothing herein shall prevent the Advisor from taking Confidential Information into account when purchasing or selling the stock of the Company for Advisor's own account.

(b)          Noninterference. The Parties acknowledge the obligations promised and restricted hereunder, which were negotiated in good faith and consideration received hereunder. During the Term and for a period of twelve (12) months following the end of the Term (the “Restricted Period”), for whatever reason, he will not, directly or indirectly, for himself or on behalf of any third party, at any time or in any manner without prior written approval from the Company, which will reasonably be granted as it applies to Advisor’s employees and clients as of the Effective Date that are subsequently brought into the Company:

(i)         persuade, induce, solicit, influence or attempt to influence, or cause any person who is an employee of the Company to terminate his or her relationship with the Company or refer any such employee to anyone, without prior written approval from the Company;

(ii)         request or cause any of the Company’s clients or potential clients to cancel, modify or terminate any existing or continuing or, to Advisor’s knowledge, prospective business relationship with the Company;

(iii)         engage in or participate in any effort or act to induce, or in any way cause, any client or, to Advisor’s knowledge, prospective client of the Company, to deal with Advisor or any other person or entity except in a capacity as representative of the Company or in a way that is non-competitive with the Company, or otherwise take any action which might reasonably be expected to be disadvantageous to the Company;

(iv)         persuade, induce, solicit, influence or attempt to influence, or cause any client or, to Advisor’s knowledge, prospective client of the Company to cease or refrain from doing business, or to decline to do business, or to change or alter any existing or prospective business relationship, with the Company;

(v)         accept business from, or perform or provide any services for, any client, or to Advisor’s knowledge, prospective client of the Company, but only if such business or services were competitive with those of the Company;

(vi)          contract with or communicate with, in either case in connection with services, any client or, to Advisor’s knowledge, prospective client of the Company, but only if such services were competitive with those of the Company; or

(vii)         misappropriate or provide any third party with any information concerning any client, or to Advisor’s knowledge, prospective client of the Company, including but not limited to, the disclosure of any client name or data, in whatever form, to such third party, but only if such third party was a competitor of the Company or such information was Confidential Information.

(c )          Noncompetition. The Parties acknowledge the obligations promised and restricted hereunder, which were negotiated in good faith and consideration received hereunder. Advisor acknowledges that he will have received material, nonpublic information upon the effective date, and have access to the Company’s Confidential Information, including the procedures, policies, and processes of the Company, which are deemed valuable to the Company and the Company’s competitors. During the Term and for twelve (12) months afterwards, Advisor shall not, directly or indirectly, engage or participate in, or become employed by, or affiliated with, or enter into or maintain a contractual relationship with, or render advisory or any other services to, any person or business entity or organization, of whatever form, that competes with or is a direct competitor to the Company in the United States or any other location in which the Company conducts business prior to the termination date without prior written approval from the Company, which will reasonably be granted as it applies to Advisor’s personal or business entity or organization relationships before the Effective Date.

4.          Term and Termination. The Term will continue until thirty-six (36) months after the Effective Date of this Agreement; provided, however, either party may terminate this Agreement at any time, for any reason, by giving the other party ten (10) days’ notice. Sections 2 through 6 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration.

5.          Relationship of the Parties; No Conflicts; Promotional Rights. Notwithstanding any provision hereof, for all purposes of this Agreement, each party shall be and act as an independent contractor and not as a partner, joint venturer, agent or employee of the other and shall not bind nor attempt to bind the other to any contract. Advisor shall not be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Advisor represents and warrants that neither this Agreement nor the performance thereof will conflict with or violate any obligation of Advisor or right of any third party. Advisor agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory), without any further compensation, Company may and is hereby authorized to use Advisor’s name (and any photos or biographical information provided by Advisor) during the term of this Agreement in connection with promotion of its business, products or services.

6.          Miscellaneous. This Agreement and the Services performed hereunder are personal to Advisor and Advisor shall not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void. Company shall be free to transfer any of its rights under this Agreement to a third party. Any breach of Section 2 or 3 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company shall be entitled to injunctive relief with respect thereto in addition to any other remedies. This is the entire agreement between the parties with respect to the subject matter hereof and no changes or modifications or waivers to this Agreement shall be effective unless in writing and signed by both parties. In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorney’s fees. Disputes regarding this Agreement shall be settled through binding arbitration in the County of Orange, California, with the Parties equally sharing the cost of the arbitration fees.

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IN WITNESS WHEREOF, the parties have executed this Advisor Agreement as of the day and year first above written.

ADVISOR: COMPANY: ELECTRONIC SERVITOR PUBLICATION NETWORK INC. By: By: Greg Shockey Thomas Spruce, Chief Operations Officer

SIGNATURE PAGE TO

ADVISOR AGREEMENT

EXHIBIT A

SERVICES

Advisor will provide business and financial consulting services to the Company at the reasonable request of the Company, specifically in connection with the following matters:

•	Business Development;

•	Business Strategy, Positioning, and Growth Consulting;

•	Financial Portfolio Management, and Investor Relations;
•	Reviewing the Company’s current operating arrangements;

•	Analyzing the Company’s operating projections and market conditions;

•	Providing the Company management with recommendations regarding methods of addressing the Company’s operational needs;

•	Helping the Company prepare for investor meetings, management presentations, responses to requests for data and other activities. This includes reviewing all proposals, analyzing the terms of such proposals, and participating in presentations to the Company’s Board of Directors regarding any proposals, as well as reviewing transaction documentation and other closing activities;

•	Preparing an SEC-compliant business plan;

•	Identifying appropriate investment options; and

•	Facilitating meetings with targeted investors.

STOCK OPTION GRANT

At the commencement of the Term and subject to the approval of Company’s Board of Directors and the terms and conditions of the applicable stock option grant agreement, Advisor shall be granted options to purchase 60,000 restricted shares of the Company’s Common Stock (as currently constituted) at signing and an additional 1,200,000 shares per year.